UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 14, 2019

MINDBODY, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37453	20-1898451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4051 Broad Street, Suite 220

San Luis Obispo, California 93401

(Address of principal executive offices, including zip code)

(877) 755-4279

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 15, 2019, pursuant to the terms of an Agreement and Plan of Merger, dated December 23, 2018 (the “Merger Agreement”), by and among Torreys Parent, LLC, a Delaware limited liability company (“Parent”), Torreys Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”) and MINDBODY, Inc., a Delaware corporation (the “Company” or “MINDBODY”), MINDBODY completed the merger, with the Company continuing as the surviving corporation in the merger and becoming a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub were formed by affiliates of Vista Equity Partners Fund VI, L.P., a Cayman Islands exempted limited partnership (“Vista Fund VI”), and Vista Equity Partners Fund VII, L.P., a Cayman Islands exempted limited partnership (“Vista Fund VII”, and together with Vista Fund VI, the “Vista Funds”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

At the Effective Time, each:

(i)

share of Class A common stock, par value $0.000004 per share, of the Company (“Company Class A Stock”) and share of Class B common stock, par value $0.000004 per share, of the Company (“Company Class B Stock,” and together with the Company Class A Stock, the “Company Common Stock”) issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares) was cancelled and extinguished, and automatically converted into the right to receive cash in an amount equal to $36.50, without interest thereon, and subject to any required withholding of taxes (the “Per Share Price”);

(ii)

Company Option and Company RSU that was unexpired, unexercised, outstanding and vested as of immediately prior to the Effective Time or that vested solely as a result of the consummation of the transactions contemplated by the Merger Agreement (each, a “Vested Award”) was cancelled and automatically converted into the right to receive an amount in cash equal to the product of (1) the aggregate number of shares subject to such Vested Award, multiplied by (2) the Per Share Price (or, for each Company Option, the excess, if any, of the Per Share Price over such Company Option’s per share exercise price), subject to any required withholding of taxes; and

(iii)

Company Option and Company RSU that was unexpired, unexercised, and outstanding as of immediately prior to the Effective Time that was not a Vested Award (each, an “Unvested Award”) was cancelled and replaced with a right to receive an amount in cash, without interest, equal to the product of (1) the aggregate number of shares subject to such Unvested Award multiplied by (2) the Per Share Price (or, for each Company Option, the excess, if any, of the Per Share Price over such Company Option’s per share exercise price) subject to any required withholding of taxes (the “Cash Replacement Amounts”), which Cash Replacement Amounts will, subject to the holder’s continued service through the applicable vesting dates, vest and be payable at the same time as the Unvested Award for which such Cash Replacement Amounts were exchanged would have vested pursuant to its terms, with all Cash Replacement Amounts having the same terms and conditions (including with respect to vesting (including accelerated vesting on specific terminations of employment, to the extent applicable)) as applied to the Unvested Awards for which they were exchanged, except for terms rendered inoperative by reason of the Merger or for any applicable administrative or ministerial changes. For the avoidance of doubt, any Company Options (whether vested or unvested) with a per share exercise price equal to or greater than the Per Share Price were cancelled immediately upon the Effective Time without payment or consideration.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on December 26, 2018.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Information set forth under Item 2.01 is incorporated herein by reference.

In connection with the closing of the Merger, the Company notified The Nasdaq Stock Market (“Nasdaq”) on February 15, 2019 that each outstanding share of Common Stock (except as described in Item 2.01 hereof) was converted pursuant to the Merger Agreement as described under Item 2.01, and the Company requested that Nasdaq file a Form 25 with the SEC to remove the Company Class A Stock from listing on Nasdaq and deregister the Company Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

The Information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Company Common Stock (except as described in Item 2.01 hereof) was converted into the right to receive the Per Share Price.

Item 5.01	Change in Control of Registrant.

The Information set forth under Items 2.01 and 3.01 is incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent. The total amount of consideration payable to the Company’s equityholders in connection with the Merger was approximately $1.9 billion. The funds used by Parent to consummate the Merger and complete the related transactions came from equity contributions from the Vista Funds, the Company’s cash on hand, and the proceeds received in connection with debt financing pursuant to a $475 million senior secured term loan under the Credit Agreement, dated as of February 15, 2019, by and among Parent, Merger Sub, the Company, certain domestic subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and Owl Rock Capital Corporatoin, as administrative agent and collateral agent.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement.

The information set forth under Item 2.01 is incorporated herein by reference.

In accordance with the terms of the Merger Agreement, effective upon completion of the Merger, the following persons, who were the directors of Merger Sub, became directors of the Company: Maneet S. Saroya and Nicolas Stahl. Richard Stollmeyer, who was a director of the Company immediately prior to the Merger, will continue to be a director of the Company. The following persons, who were directors of the Company prior to the completion of the Merger, are no longer directors of the Company: Katherine Blair Christie, Court Cunningham, Gail Goodman, Cipora Herman, Eric Liaw, Adam Miller and Graham Smith.

Effective upon completion of the Merger, the following persons, who were the officers of Merger Sub, became officers of the Company, Maneet S. Saroya and Nicolas Stahl. Richard Stollmeyer, Brett White, and Michael Mansbach, who were officers of the Company immediately prior to the Merger, will continue to be officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 is incorporated herein by reference.

Effective upon completion of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1, which is incorporated herein by reference.

Effective upon completion of the Merger, the bylaws of the Company were amended and restated to be in the form of the bylaws attached as Exhibit 3.2, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 14, 2019, the Company held a special meeting of stockholders (the “Special Meeting”) at the Company’s offices in San Luis Obispo, California.

As of January 18, 2019, the record date for the Special Meeting (the “Record Date”), there were 45,643,595 shares of Company Class A Stock and 2,372,938 shares of Company Class B Stock outstanding and entitled to vote. Each holder of Company Class A Stock was entitled to one vote for each such share owned at the close of business on the Record Date, and each holder of Company Class B Stock was entitled to ten votes for each such share owned at the close of business on the Record Date. At the Special Meeting, 32,963,120 shares of Company Class A Stock, or approximately 72.2% of all outstanding shares of Company Class A Stock as of the Record Date and 2,106,463 shares of Company Class B Stock, or approximately 88.8% of all outstanding shares of Company Class B Stock as of the Record Date were present either in person or by proxy, for a total of 35,069,583 shares of Company Common Stock, representing 54,027,780 votes or approximately 77.9% of the voting power of the Company Common Stock.

At the Special Meeting, three proposals were considered (each of which is described in detail in the Company’s definitive proxy statement, which was filed with the SEC on January 23, 2019):

(1) The proposal to adopt the Merger Agreement (the “Merger Proposal”).

(2) The proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”).

(3) The proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there were insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

At the Special Meeting, the Merger Proposal and the Compensation Proposal were approved by stockholders. Sufficient votes were also received to approve the Adjournment Proposal, but such an adjournment was not necessary in light of the approval of the Merger Proposal. The table below shows the final voting results from the Special Meeting.

		Votes For	Votes Against	Abstentions
Proposal 1 – The Merger Proposal	Company Class A Stock Company Class B Stock	25,322,274 21,057,130	7,323,772 7,500	317,074 0

Proposal 2 – The Compensation Proposal	Company Class A Stock Company Class B Stock	24,823,713 21,057,130	7,782,460 7,500	356,947 0

Proposal 3 – The Adjournment Proposal	Company Class A Stock Company Class B Stock	24,998,890 21,057,130	7,739,206 7,500	225,024 0

Item 8.01	Other Events.

On February 15, 2019, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 23, 2018, by and among Torreys Parent, LLC, Torreys Merger Sub, Inc., and MINDBODY, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 26, 2018).

3.1	Amended and Restated Certificate of Incorporation of MINDBODY, Inc.

3.2	Amended and Restated Bylaws of MINDBODY, Inc.

99.1	Press Release, dated as of February 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDBODY, INC.

By:	/s/ Brett White
Brett White
Chief Financial Officer and Chief Operating Officer

Date: February 15, 2019